Jay Gellert President & Chief Executive Officer Health Net, Inc. January 11, 2010 28 th Annual J.P. Morgan Health Care Conference Exhibit 99.1

Cautionary Statement
Cautionary Statement
All statements in this presentation, other than statements of historical information provided herein, may be deemed to be forward-looking statements and as such are subject to a number of risks and uncertainties. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, statements including the words “believes,” “anticipates,” “plans,” “expects,”
“may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements.
Actual results could differ materially due to, among other things, costs, fees and expenses related to the post-closing administrative services to be provided under the administrative services agreements entered into in connection with the sale of our Northeast business; potential termination of the administrative services agreements by the service recipients should we breach such agreements or fail to perform all or a material part of the services required thereunder; any liabilities of the
Northeast business that were incurred prior to the closing of its sale as well as those liabilities incurred through the winding-up and running-out period of the Northeast business; potential termination of our TRICARE North operations; rising health care costs; a continued decline in the economy; negative prior period claims reserve developments; investment portfolio impairment charges; volatility in the financial markets; trends in medical care ratios; unexpected utilization patterns or unexpectedly severe or widespread illnesses; membership declines; rate cuts affecting our Medicare or Medicaid businesses; litigation costs; regulatory issues; operational issues; health care reform; and general business and market conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company's most recent Annual Report on Form 10-K, subsequent quarterly reports on Form 10-Q, and the risks discussed in the company’s other filings with the Securities and Exchange
Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise any of its forward-looking statements to reflect events or circumstances that arise after the date of this presentation.

Non-GAAP Measures
Non-GAAP Measures
•
This presentation includes quarterly income statement
measurements that are not calculated and presented in
accordance with Generally Accepted Accounting Principles.
Audience participants should refer to the reconciliation table available in the company’s third quarter 2009 earnings press release, available on the company’s Web site at
which reconciles certain non-GAAP
financial information to GAAP financial information.
•
Management believes that the non-GAAP financial information
discussed in this presentation is useful as it provides the
audience a basis to better understand the company’s results by excluding items that are not indicative of our core operating results for the periods presented.
www.healthnet.com,

4 2009 Summary 2009 Summary • Improve Medicare performance • Solidify commercial base • Close Northeast transaction • Strengthen balance sheet • Strong TRICARE performance • Position for the future

Preliminary 2010 Expectations
Preliminary 2010 Expectations
As of Dec. 10, 2009
Metric 2010 Guidance
Year-end Membership Health Plan enrollment vs. 2009:  flat
Consolidated Revenues $13.0 billion to $13.5 billion
Investment Income ~ $62 million - $68 million
Tax Rate (a) ~ 39%
Weighted-average Fully
Diluted Shares Outstanding
104 million to 105 million
GAAP EPS
Non-GAAP EPS (a)
$1.90 to $2.00
$2.30 to $2.40
(a) Excludes approximately $69 million in pretax charges. These charges include approximately $53 million related to the wind-down of the company’s
Northeast businesses and approximately $16 million related to the company’s operations strategy. The company currently expects these charges to impact general and administrative expenses.

Commercial Opportunities
Commercial Opportunities
• Product mix aligned with market changes
• Lower-cost, narrow network products gaining traction
– Interest in narrow networks resulting from economy
– Key to small group and mid-market growth
• Further margin expansion
– Disciplined pricing and stable health care costs
– Beneficial product and geographic mix changes
• Positioned for growth resulting from ongoing
environmental changes

7 Medicare Strategy Medicare Strategy • Built on network-model MA plans • Exiting Private Fee-for-Service in 2010 • “Staying the course” in Part D • Positioned for margin stability in the future

Government & Specialty Services
Government & Specialty Services
• Stable financial performance
• TRICARE update
– DoD to follow GAO recommendations – will review unfair
competitive advantage issue first; if necessary, will
evaluate other flaws identified in GAO decision
– No timeline for concluding review given
– DoD has given formal intent to exercise Option Periods
under current contract through March 31, 2011
• Growth opportunities
– MHN (behavioral health subsidiary)
– Veterans Affairs

Repositioning G&A
Repositioning G&A
• G&A reductions an integral part of margin expansion
• Made necessary investments over the past few years
• Operations strategy nearly complete -- $100 million+
in run-rate savings achieved since 2007
• Eliminate $80 million to $100 million in run-rate G&A
expenses in 2011
• Create leaner, more focused organization

Strong Balance Sheet
Strong Balance Sheet
•
As of September 30, 2009:
–
Total cash and investments of $1.8 billion with an
average credit quality of AA+
–
Investment portfolio with market value of $1.3 billion
–
Total debt of $618.3 million and debt-to-total capital
ratio of 25.8%
•
Ended 2009 with approximately $450 million of cash at
parent after increasing subsidiary capital by $100 million
•
Expect approximately $140 million to $260 million in
additional net proceeds from the Northeast transaction
during an estimated two-year transition period*
*See Appendix for details

Health Net: The Future
Health Net: The Future
•
Opportunities to expand margins
•
Positioned for value-driven demand in marketplace
•
Medicare strategy focused on margin stability and
strong markets
•
G&A reductions aligned with repositioned business
•
Building strong cash position
•
Positioned for industry changes

Appendix
Appendix
•
Northeast transaction currently valued at approximately $490 million to $610 million
–
Received $350 million in proceeds at closing ($290 million in tangible net equity and $60 million membership-related
payments)
–
Expect $160 million to $280 million in additional proceeds during the transition period
Remaining tangible net equity payments of approximately
$160 million
Additional membership payments of up to $120 million
(this amount is dependent on a number of factors, including the number of commercial members that transition from Health Net of the Northeast to UnitedHealthcare products)
–
Net expense of $20 million from run-out, tax benefits, freed capital and other costs
Note: Additional information regarding the terms of the Northeast transactions is available in Health Net’s Form 8-K on file with the SEC